   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 1997

                                                      REGISTRATION NO. 333-32147
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 5

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               CORIXA CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                          2836                         91-1654387
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)        IDENTIFICATION NUMBER)

                        1124 COLUMBIA STREET, SUITE 200
                               SEATTLE, WA 98104
                                 (206) 667-5711
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              STEVEN GILLIS, PH.D.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               CORIXA CORPORATION
                        1124 COLUMBIA STREET, SUITE 200
                               SEATTLE, WA 98104
                                 (206) 667-5711
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

            WILLIAM W. ERICSON, ESQ.                        ALAN C. MENDELSON, ESQ.
            KARA DIANE PALMER, ESQ.                         PATRICK A. POHLEN, ESQ.
            JOHN W. ROBERTSON, ESQ.                            COOLEY GODWARD LLP
               VENTURE LAW GROUP                             FIVE PALO ALTO SQUARE
              4750 CARILLON POINT                             3000 EL CAMINO REAL
               KIRKLAND, WA 98033                           PALO ALTO, CA 94306-2155
                 (425) 739-8700                                  (650) 843-5000

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
                            ------------------------

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

                                                                              AMOUNT
                                                                            TO BE PAID
                                                                            ----------
        SEC registration fee..............................................   $  13,417
        NASD filing fee...................................................       4,928
        Nasdaq listing fee................................................      44,986
        Printing and engraving expenses...................................     205,000
        Legal fees and expenses...........................................     330,000
        Accounting fees and expenses......................................     160,000
        Blue Sky qualification fees and expenses..........................       5,000
        Transfer Agent and Registrar fees.................................      10,500
        Miscellaneous fees and expenses...................................      26,169
                  Total...................................................   $ 800,000

---------------

* To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, as permitted by
Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors, to the fullest extent permitted by Delaware law, including in those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant may, in its discretion, indemnify officers, employees and agents in those circumstances where indemnification is not required by law; (iii) the Registrant is required to advance expenses, as incurred, to its directors in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit);
(iv) the rights conferred in the Bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, executive officers and employees; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that it adverse to such directors, executive officers and employees.

     The Registrant's policy is to enter into indemnification agreements with each of its directors that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. In addition, such indemnity agreements provide that directors will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorney's fees) and settlement amounts paid or incurred by them in any action or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors or executive officers of the Registrant or as directors or officers of any other Company or enterprise when they are serving in such capacities at the request of the Registrant. The Company will not be obligated pursuant to the indemnity agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, except with respect to proceedings specifically authorized by the Board of Directors or brought to enforce a right to indemnification under the indemnity agreement, the Company's Bylaws or any statute or law. Under the agreements, the Company is not obligated to indemnify the indemnified party (i) for any expenses incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret the agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; (ii) for any amounts paid in settlement of a proceeding unless the Company consents to such settlement; (iii) with respect to any proceeding brought by the Company against the indemnified party for willful misconduct, unless a court determines that each of such claims was not made in good faith or was frivolous; (iv) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act and related laws; (v) on account of the indemnified party's conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct or a knowing violation of the law; (vi) an account of any conduct from which the indemnified party derived an improper personal benefit; (vii) on account of conduct the indemnified party believed to be contrary to the best interests of the Company or its stockholders; (viii) on account of conduct that constituted a breach of the indemnified party's duty of loyalty to the Company or its stockholders; or (ix) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

     The indemnification provision in the Bylaws and the indemnification agreements entered into between the Registrant and its directors, may be sufficiently broad to permit indemnification of the Registrant's directors for liabilities arising under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     (a) Since September 8, 1994 (the date of incorporation of the Company), the Company has issued and sold the following securities:

          1. In September 1994, the Company issued and sold an aggregate of 2,338,048 shares of Common Stock to nine founders at a purchase price of $0.017 per share.

          2. On September 30, 1994, the Company issued 115,863 shares of Common Stock in connection with the merger of Iasys Corporation with and into the Company, in addition the Company repurchased 3,333 shares of common stock from Iasys.

          3. From September 30, 1994 to March 31, 1995, the Company issued and sold, pursuant to a Series A Preferred Stock Purchase Agreement, an aggregate of 4,646,131 shares of Series A Preferred Stock to 16 investors at a purchase price of $3.30 per share.

          4. From December 2, 1994 to January 4, 1995, the Company issued warrants to purchase an aggregate of 413,191 shares of Common Stock at an exercise price of $0.33 per share.

          5. On December 9, 1994, January 1, 1996 and April 1, 1996, the Company issued warrants to purchase an aggregate of 195,454 shares of Series A Preferred Stock at exercise prices ranging from $3.30 to $6.60.

          6. From January 1, 1995 to August 20, 1997, the Company issued 77,264 shares of Common Stock at values ranging from $0.33 per share to $8.25 per share in connection with the entering into of certain collaboration agreements and the reaching of certain milestones or other events pursuant to such agreements.

          7. On October 1, 1995, the Company transferred 5,871 shares of Common Stock to the Seattle Biomedical Research Institute ("SBRI") and an individual affiliated with SBRI, 2,537 of which represent a new issuance, in exchange for certain intellectual property rights.

          8. On May 10, 1996, the Company issued and sold, pursuant to a Series B Preferred Stock Purchase Agreement, an aggregate of 505,050 shares of Series B Preferred Stock to one investor at a per share price of $9.90.

          9. On May 20, 1996 and May 31, 1996, the Company issued warrants to purchase 38,585 shares of Common Stock at an exercise price of $6.60 per share.

          10. On May 22, 1996, the Company issued a warrant to purchase 75,757 shares of Common Stock at an exercise price of $0.003 per share.

          11. On December 23, 1996, the Company issued warrants to each holder of Series B Preferred Stock of GenQuest to purchase up to an aggregate of 454,533 shares of the Company's Series B Preferred Stock at an exercise price of $9.90 per share.

          12. From February 1, 1996 through June 30, 1997, the Company issued 117,327 shares of Common Stock at a weighted average exercise price of $0.43 per share to eleven employees, directors and consultants, pursuant to the exercise of stock options granted under the 1994 Plan.

     The sales and issuances of securities in the transaction described in paragraphs 1-10 were deemed to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") in reliance on Section 4(2) of the Securities Act or Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The sales and issuances of securities in the transaction described in paragraph 11 were deemed to be exempt from registration under the Securities Act, by virtue of Rule 701 promulgated thereunder in that they were offered and sold either pursuant to written compensatory benefit plans or pursuant to a written contract relating to compensation, as provided by Rule 701. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates, options and warrants issued in such transactions. All recipients had adequate access, through their employment or other relationships with the Company, to information about the Company.

     (b) There were no underwritten offerings employed in connection with any of the transactions set forth in Item 15(a).

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

     NUMBER                                      DESCRIPTION
    --------     ----------------------------------------------------------------------------
      1.1*       Form of Underwriting Agreement
      3.1*       Amended and Restated Certificate of Incorporation of Registrant
      3.2*       Form of Amended and Restated Certificate of Incorporation of Registrant to
                 be filed with the Delaware Secretary of State
      3.3*       Bylaws of Registrant
      4.1*       Specimen Common Stock Certificate
      5.1*       Opinion of Venture Law Group, A Professional Corporation
     10.1*       1994 Amended and Restated Stock Option and Restricted Stock Plan and forms of stock purchase and stock option agreement
     10.2*       1997 Directors' Stock Option Plan and form of stock option agreement
     10.3*       1997 Employee Stock Purchase Plan and form of subscription agreement
     10.4*       Corixa Corporation 401(k) Savings & Retirement Plan
     10.5*       Form of Indemnification Agreement
     10.6*       Amended and Restated Investors' Rights Agreement dated as of May 10, 1996 between Registrant and certain holders of its capital stock
     10.7*       Lease Agreement dated October 28, 1994 and amended December 29, 1995 between
                 Registrant and Fred Hutchinson Cancer Research Center
     10.8*       Lease Agreement dated May 31, 1996 between Registrant and Health Science
                 Properties, Inc.
     10.9+*      Tuberculosis Collaboration and License Agreement between Registrant and
                 SmithKline Beecham Biologicals S.A. dated October 6, 1995
     10.10+*     Tuberculosis Collaboration and License Agreement Extension between
                 Registrant and SmithKline Beecham Biologicals S.A. dated February 25, 1997

     NUMBER                                      DESCRIPTION
    --------     ----------------------------------------------------------------------------
     10.11+*     Option Agreement between Registrant and SmithKline Beecham Biologicals S.A.
                 dated March 1, 1997
     10.12+*     Special Biologicals and Material Transfer Agreement between Registrant and
                 SmithKline Beecham Biologicals S.A. dated March 1, 1997
     10.13+*     Breast Cancer Collaboration and License Agreement between Registrant and
                 SmithKline Beecham Biologicals S.A. dated March 1, 1997
     10.14+*     Prostate Cancer Collaboration and License Agreement between Registrant and
                 SmithKline Beecham Biologicals S.A. dated March 1, 1997
     10.15+*     Research Collaboration and License Agreement between Registrant and CellPro,
                 Incorporated dated November 1, 1995
     10.16+*     First Amendment to Research Collaboration and License Agreement between
                 Registrant and CellPro, Incorporated dated January 1, 1997
     10.17+*     Research Agreement between Registrant and ZymoGenetics, Inc. dated September
                 30, 1996
     10.18+*     Licensing Agreement between Registrant and Dana-Farber Cancer Institute,
                 Inc. dated January 1, 1995
     10.19+*     License, Development and Supply Agreement between Registrant and Abbott
                 Laboratories dated July 24, 1997
     10.20+*     Option and License Agreement between Registrant and Pasteur Merieux
                 Connaught dated December 23, 1996
     10.21*      Amendment to Option and License Agreement between Registrant and Pasteur
                 Merieux Connaught dated March 28, 1997
     10.22+*     Amended and Restated License and Research Collaboration Agreement dated
                 December 23, 1996 between Registrant and GenQuest, Inc.
     10.23+*     Amendment No. 1 to the Amended and Restated License and Research
                 Collaboration Agreement dated January 1, 1997 by and between Registrant and
                 GenQuest, Inc.
     10.24*      Form of Amended and Restated Call Option Agreement dated December 23, 1996 by and among Registrant, GenQuest, Inc. and investors of GenQuest listed on
                 Exhibit A thereto
     10.25+      Amended and Restated Administrative Services and Management Agreement dated
                 December 23, 1996 by and between Registrant and GenQuest, Inc.
     10.26+*     Amended and Restated Research Services and Intellectual Property Agreement
                 effective as of January 1, 1997 by and between Registrant and the Infectious
                 Disease Research Institute
     10.27+*     License Agreement dated November 20, 1995 by and between Registrant and
                 Health Research, Inc.
     10.28*      Amendment No. 1 to License Agreement dated January 1, 1997 by and between
                 Registrant and Health Research, Inc.
     10.29+*     License Agreement dated May 22, 1996 by and among Registrant, Southern
                 Research Institute and University of Alabama at Birmingham Research
                 Foundation
     10.30+*     Amendment No. 1 to License Agreement dated April 30, 1997 by and among
                 Registrant, Southern Research Institute and University of Alabama at
                 Birmingham Research Foundation
     11.1*       Statement of Computation of Pro Forma Net Loss Per Share
     23.1*       Consent of Ernst & Young LLP, Independent Auditors
     23.2*       Consent of KPMG Peat Marwick LLP, Independent Auditors
     23.3*       Consent of Venture Law Group, A Professional Corporation (included in
                 Exhibit 5.1)
     24.1*       Power of Attorney (see page II-6)
     27.1*       Financial Data Schedule


---------------
* Previously filed.
+ Confidential treatment requested.

(b) Financial Statement Schedule

     Schedule II -- Valuation and Qualifying Accounts

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

     The undersigned hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this Amendment to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seattle, State of Washington, on this 30th day of September, 1997.

                                          CORIXA CORPORATION

                                          By: /s/ STEVEN GILLIS
                                            ------------------------------------
                                            Steven Gillis
                                            President and Chief Executive
                                              Officer

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated below:

                SIGNATURE                                TITLE                     DATE
------------------------------------------    ----------------------------  -------------------

  /s/ STEVEN GILLIS                           President, Chief Executive     September 30, 1997
  ----------------------------------------      Officer and Director
  (Steven Gillis)                               (Principal Executive
                                                Officer)

  /s/ MICHELLE BURRIS*                        Vice President, Finance and    September 30, 1997
  ----------------------------------------      Administration (Principal
  (Michelle Burris)                             Financial and Accounting
                                                Officer)

  /s/ MARK MCDADE*                            Executive Vice President,      September 30, 1997
  ----------------------------------------      Chief
  (Mark McDade)                                 Operating Officer and
                                                Director

  /s/ JOSEPH S. LACOB*                        Chairman of the Board of       September 30, 1997
  ----------------------------------------      Directors
  (Joseph S. Lacob)

  /s/ ARNOLD L. ORONSKY*                      Director                       September 30, 1997
  ----------------------------------------
  (Arnold L. Oronsky)

  /s/ ANDREW E. SENYEI*                       Director                       September 30, 1997
  ----------------------------------------
  (Andrew E. Senyei)

*By: /s/  STEVEN GILLIS
    -------------------------------------
     Steven Gillis, Attorney-in-Fact

                                 EXHIBIT INDEX


                                                                                     SEQUENTIALLY
                                                                                       NUMBERED
     NUMBER                                 DESCRIPTION                                 PAGES
    --------     ------------------------------------------------------------------  ------------
     1.1*        Form of Underwriting Agreement....................................
     3.1*        Amended and Restated Certificate of Incorporation of Registrant...
     3.2*        Form of Amended and Restated Certificate of Incorporation of
                 Registrant to be filed with the Delaware Secretary of State.......
     3.3*        Bylaws of Registrant..............................................
     4.1*        Specimen Common Stock Certificate.................................
     5.1*        Opinion of Venture Law Group, A Professional Corporation..........
    10.1*        1994 Amended and Restated Stock Option and Restricted Stock Plan
                 and forms of stock purchase and stock option agreement............
    10.2*        1997 Directors' Stock Option Plan and form of stock option agreement.........................................................
    10.3*        1997 Employee Stock Purchase Plan and form of subscription agreement.........................................................
    10.4*        Corixa Corporation 401(k) Savings & Retirement Plan...............
    10.5*        Form of Indemnification Agreement.................................
    10.6*        Amended and Restated Investors' Rights Agreement dated as of May
                 10, 1996 between Registrant and certain holders of its capital stock.............................................................
    10.7*        Lease Agreement dated October 28, 1994 and amended December 29,
                 1995 between Registrant and Fred Hutchinson Cancer Research
                 Center............................................................
    10.8*        Lease Agreement dated May 31, 1996 between Registrant and Health
                 Science Properties, Inc...........................................
    10.9+*       Tuberculosis Collaboration and License Agreement between
                 Registrant and SmithKline Beecham Biologicals S.A. dated October
                 6, 1995...........................................................
    10.10+*      Tuberculosis Collaboration and License Agreement Extension between
                 Registrant and SmithKline Beecham Biologicals S.A. dated February
                 25, 1997..........................................................
    10.11+*      Option Agreement between Registrant and SmithKline Beecham
                 Biologicals S.A. dated March 1, 1997..............................
    10.12+*      Special Biologicals and Material Transfer Agreement between
                 Registrant and SmithKline Beecham Biologicals S.A. dated March 1,
                 1997..............................................................
    10.13+*      Breast Cancer Collaboration and License Agreement between
                 Registrant and SmithKline Beecham Biologicals S.A. dated March 1,
                 1997..............................................................
    10.14+*      Prostate Cancer Collaboration and License Agreement between
                 Registrant and SmithKline Beecham Biologicals S.A. dated March 1,
                 1997..............................................................
    10.15+*      Research Collaboration and License Agreement between Registrant and CellPro, Incorporated dated November 1, 1995..................
    10.16+*      First Amendment to Research Collaboration and License Agreement
                 between Registrant and CellPro, Incorporated dated January 1,
                 1997..............................................................
    10.17+*      Research Agreement between Registrant and ZymoGenetics, Inc. dated
                 September 30, 1996................................................
    10.18+*      Licensing Agreement between Registrant and Dana-Farber Cancer
                 Institute, Inc. dated January 1, 1995.............................
    10.19+*      License, Development and Supply Agreement between Registrant and
                 Abbott Laboratories dated July 24, 1997...........................
    10.20+*      Option and License Agreement between Registrant and Pasteur
                 Merieux Connaught dated December 23, 1996.........................
    10.21*       Amendment to Option and License Agreement between Registrant and
                 Pasteur Merieux Connaught dated March 28, 1997....................

                                                                                     SEQUENTIALLY
                                                                                       NUMBERED
     NUMBER                                 DESCRIPTION                                 PAGES
    --------     ------------------------------------------------------------------  ------------
    10.22+*      Amended and Restated License and Research Collaboration Agreement
                 dated December 23, 1996 between Registrant and GenQuest, Inc. ....
    10.23+*      Amendment No. 1 to the Amended and Restated License and Research
                 Collaboration Agreement dated January 1, 1997 by and between
                 Registrant and GenQuest, Inc. ....................................
    10.24*       Form of Amended and Restated Call Option Agreement dated December
                 23, 1996 by and among Registrant, GenQuest, Inc. and investors of
                 GenQuest listed on Exhibit A thereto..............................
    10.25+       Amended and Restated Administrative Services and Management
                 Agreement dated December 23, 1996 by and between Registrant and
                 GenQuest, Inc. ...................................................
    10.26+*      Amended and Restated Research Services and Intellectual Property
                 Agreement effective as of January 1, 1997 by and between
                 Registrant and the Infectious Disease Research Institute..........
    10.27+*      License Agreement dated November 20, 1995 by and between
                 Registrant and Health Research, Inc. .............................
    10.28*       Amendment No. 1 to License Agreement dated January 1, 1997 by and between Registrant and Health Research, Inc. .....................
    10.29+*      License Agreement dated May 22, 1996 by and among Registrant,
                 Southern Research Institute and University of Alabama at
                 Birmingham Research Foundation....................................
    10.30+*      Amendment No. 1 to License Agreement dated April 30, 1997 by and among Registrant, Southern Research Institute and University of
                 Alabama at Birmingham Research Foundation.........................
    11.1*        Statement of Computation of Pro Forma Net Loss Per Share..........
    23.1*        Consent of Ernst & Young LLP, Independent Auditors................
    23.2*        Consent of KPMG Peat Marwick LLP, Independent Auditors............
    23.3*        Consent of Venture Law Group, A Professional Corporation (included in Exhibit 5.1)...................................................
    24.1*        Power of Attorney (see page II-6).................................
    27.1*        Financial Data Schedule...........................................


---------------
* Previously filed.
+ Confidential treatment requested.